EXHIBIT 32.1

In connection with the periodic report of Nara Bancorp, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Alvin D. Kang, Acting Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: March 15, 2010
/S/ ALVIN D. KANG
Acting Chief Executive Officer